UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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CME GROUP INC.

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The following information was distributed to the Class B-1, Class B-2 and Class B-3 shareholders on or after March 25, 2021:

Hello,

My name is Will Hobert and I am a candidate for a Class B-1 seat on the CME Group Board of Directors. I was first elected to the CME Board in 2015. Currently, I co-chair the Clearing House Risk Committee (CHRC), I am a member of the Clearing House Oversight Committee (CHOC) and the Interest Rate Swap Risk Committee (IRSRC)

I am running on my three decades of industry experience as an open outcry market maker, electronic options and futures trader, company founder, and owner of WH Trading. As managing Member of WH Trading, I oversee technology, risk management, operations and strategy development. Since founding WH Trading in 1994, the firm has grown to over 80 employees. WH Trading participates in a wide range of futures and options markets both on the CME Group floor and electronically on numerous exchanges worldwide. Like many market participants, we have developed in-house proprietary options and futures trading software and we benchmark the performance of our trading systems at the microsecond level.

I am running on my ability to adapt to changes in a dynamic trading industry and my resultant success as a proprietary firm owner. Over the last decade, CME Group has grown and advanced as technology has driven massive change in the trading industry and capital markets. Similarly, WH Trading has reinvented itself to adapt to the new trading landscape. As financial markets evolved and liquidity shifted from open outcry to the electronic trading screens, WH Trading, like CME Group, was forced to make the challenging transition from a trading firm to a technology firm. Over the last decade, I have guided WH Trading through a major expansion as we built an electronic, automated trading operation that has also served to enhance and grow our robust floor trading operation. However, the advancement of technology and the evolution of the financial markets is a never-ending process and in the coming decade one’s ability to adapt to changes, some of which we cannot currently predict, will dictate survival and success. I know what it takes to survive and thrive amidst change, and as a Board member, I will tirelessly work to ensure that the Exchange and its members are best prepared for the next systemic change.

I am running because the Board of Directors needs a member who has a diverse trading background that includes open outcry, electronic, over the counter and options trading experience. I have traded on all of these execution venues and understand the issues, benefits and market structure implications associated with each. With options trading comprising approximately 20% of CME Group’s overall volume, its members deserve a Board member who truly understands the critical issues, complex market structure and pressing problems facing options traders. My 30 years of option trading, risk management, and strategic planning would provide a necessary voice on the Board of Directors as open outcry, exchange matching engines and voice brokers all compete for options volume. Finally, WH Trading holds memberships at CME, CBOT, NYMEX, COMEX and MGEX which has provided me with a holistic perspective of CME Group and the unique challenges and opportunities that face CME members.

I am running because I understand the importance of strong relationships with elected officials. Over the past decade, I have worked to advocate on behalf of and preserve the interests of the trading industry. Annually, I travel to Washington, DC to advocate on behalf of CME Group where I have participated in informational sessions with SEC and CFTC commissioners, House and Senate Committees, and Congressional Leadership. I have participated in a small intimate meeting with House leadership to ensure that CME Group’s interests were represented and legislative priorities advanced. I understand the importance of strong relationships with Washington, DC. As a result, I was solicited to serve as a CME PAC Board of Director working to ensure that support is given to candidates to ensure their education and understanding of CME Group.

Should you have any questions, or would like to chat, please do not hesitate to reach out to me.

Sincerely,

Will Hobert

Managing Member

WH Trading LLC

whobert@whtrading.com

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CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 5, 2021. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

PATRICK J. MULCHRONE MEMBER CME, IMM, IOM AND GEM

OBJECTIVE	EXPERIENCE
It’s all about experience! I want to serve as your elected B-1 director on the CME Group Board. I am committed to sharing my 40 years of experience and knowledge in the Futures Industry as a CME Group Board member.

Thank you for the trust you put in me by electing me to be your B-1 (CME) representative on the CME Group Board. 2020 was quite a challenge to say the least. Most of our Board meetings were held via teleconference. I look forward to getting back to in person meetings that better allow me to interact directly with other CME Group Board members and Management Team members. You can be confident I came prepared for our meetings, asked relevant questions, and advocated on your behalf as shareholders. I will strive to earn the respect of my fellow Board members and Management. As your representative I will carefully balance the interests of all equity shareholders while always remembering who elected me.

I have been a Member of the CME since 1980. I grew a floor brokerage business from nothing into a large presence in the interest rate complex at the CME.

I served on the Board of Governors of the CME from 1991-2001. During this time, we turned our member-owned exchange over to our Management Team.

I served on the board of directors of Standard Bank and Trust from 2001-2017. I was part of a team that grew the assets fourfold to $2.5 Billion. I chaired the Executive Committee that worked with our investment banker to ultimately sell the bank which provided a great return on investment to our shareholders.

My partners and I started an FCM in 2003. Advantage Futures LLC is a substantial customer of CME Group. Our firm and its clients drive a large amount of business to many CME products. We made net payments of approximately $49,000,000 to the CME in 2020.

As member in good standing of the NFA, I sit on the Business Conduct Committee. I will continue to try to educate our regulators as to how we do business.

I sit on the Board of Advisors of Misericordia Heart of Mercy.

We all need to stay involved and engaged. Please take a moment to vote your shares. I would really appreciate your support.

Thank you,

Patrick J. Mulchrone

pjmulchrone@gmail.com

630.363.5710

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CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 5, 2021. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

Robert. J. Tierney

141 W Jackson, Suite 1710A

Chicago, IL 60604

Bobtierney@koretrading.com

Dear CME Member and Class B-1 Shareholder,

I am requesting your vote for a third term as one of your elected CME Group Class B-1 directors. Thank you for your past and continued support. It has been an honor to be your elected member of our CME Group board. I strive to make your vote worthwhile.

I have enjoyed the privilege of our interactions these last two years. I have grown more effective with the help of your communications and insights. I have learned much from you and your input continues to add value and enhance my depth of knowledge. After a year like 2020, we need all the communication and cooperation we can get. I hope you will continue to use me as a sounding board and resource. I continue my pledge welcoming all communications and conversations. Please continue to reach out, and if you have not, please do.

As a principal manager of CME member firm Kore Trading, LLC, I have worked to grow and expand my firm’s CME participation. Even in the challenging past year, Kore was able to experience further growth at our great Exchange. We have invested in new candidates as well as experienced traders. We continue to expand in traditional CME futures as well as NEX markets. Our focus of expanding strategies across CME asset classes and simultaneously building newer traders has given me first-hand knowledge of present opportunities as well as future opportunities experienced by CME members. Furthermore, my work to make our remote and digital access a strength at Kore has provided me an understanding that is much needed in today’s ever-changing paradigm.

In addition to our continued leasing of memberships for our Kore traders, I personally own 1 CME, 2 IMM, 1 IOM, 1 GEM, 1 NYMEX, 1 COMEX and 1 CBOT AM, as well as more than 8,800 CME Group Class A shares.

I again ask you to view this letter as another invitation to reach out to me to share your thoughts on how we can work together to increase CME Group value for its customers and shareholders. Dialogues continue to foster ideas and I am grateful for all the dialogues you have shared with me over the past year. I look forward to more conversations in 2021.

Please exercise your opportunity to vote your proxy and support the next generation of board leadership before the May 5, 2021 Annual Shareholder Meeting.

Thank you for your support!

Bob Tierney

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CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 5, 2021. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

Dear CME Member and Class B-2 Shareholder,

My name is Mike Dennis and I was very proud to serve my first term as a Director of CME Group in 2020. Thank you for all your support. I am asking for your vote to serve a second term on CME Group’s Board of Directors. My objective is clear—support ideas that work to elevate CME Group while also challenging themes that can cause friction among our members and market participants.

The year 2020 was no doubt a year that tested us beyond measure. A global pandemic shifted focus to business continuity plans; a strategy deployed well not only by the CME Group but also by many trading participants helping mitigate disruptions to our networks and markets. A new administration took charge in Washington. Shifts in our political landscape can potentially have upcoming regulatory impacts to our markets, products and services. The rise of a new type of trader shed light on market access, new products that are in demand, and how an organization should think about this topic as it transforms.

What is out of sight should not be out of mind. Technology, regulation, and product development will continue to advance. The label “Merc” is often associated with a “futures” exchange. Let us be clear, CME Group, is a publicly traded company that is a global, multi-asset leader in the capital markets industry. As a CME Group shareholder, you deserve a board member who has deep experience to match CME Group’s offerings. As a former trader and a current Principal at one of the largest multi-asset clearing firms, I am at the forefront of discussions on new products, risk management, regulations and the competitive environment. I am constantly advocating for market participants and want to continue my career of advocacy on a larger platform. I am committed to this industry; it is my daily work and I committed to serving as a Director.

Thank you for your past support. I will continue to pledge my time, experience and enthusiasm to serve the interests of all shareholders of CME Group and to be an advocate for all market participants. Please feel free to contact me directly – I welcome all questions, comments and suggestions and value the voice of all shareholders and market participants.

Please vote your shares before May 5th. DO NOT not discard the proxy materials you receive. You will need the 16-digit control number provided in order to vote:

•	By Internet – You can vote over the Internet by following the instructions provided in the Notice.

•	By mail – You can vote by mail following the instruction provided on the proxy card.

•	By attending the virtual meeting – You can vote by logging into the meeting website at www.virtualsharheoldermeeting.com/CME 2021. You will need the 16-digit control number provided.

Regards,

Mike Dennis

773.425.6764 (m)

312.604.8693 (o)

mikedennis80@gmail.com

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CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 5, 2021. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

Dear Fellow Class B-2 Members:

It is a privilege and an honor to again be considered for election to the CME Group Board as one of your Class B-2 directors. As reflected in my biography, I believe my past experience and involvement with the CME in many different capacities, puts me in a unique position to contribute to the growth of the CME Group. The industry is evolving and facing many challenges from the regulatory environment globally. Because I still actively trade, as I have been doing for forty-three years, and follow world financial markets extremely closely, I feel my theoretical as well as practical knowledge makes me a valuable asset to the Board.

I feel I can be a constructive and valuable voice representing B-2 members, as well as all stakeholders.

I believe there are 2 critical areas that need to be addressed:

1.

The change of LIBOR to SOFR as the benchmark for short-term lending contracts stands to be disruptive to our present interest complex. While CME Group has made significant and important strides, there is much more to do.

2.

The advent of blockchain technology has the potential to have severe impacts on the pricing mechanism and capital usage for every financial institution globally. It is important that CME Group be an innovator in this coming technical revolution.

Thank you for your consideration of my candidacy. I urge all Class B-2 shareholders to exercise your voice and participate in the upcoming election.

Regards,

Yra Harris

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CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 5, 2021. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

PATRICK W. MALONEY Greetings IMM Class B-2 Shareholders,
It has been the honor and privilege of my professional career to serve as your Class B-2 Director this past year. I am reaching out to you as the election of Class B-2 Directors for the CME Group Board is once again upon us. We have all faced great challenges this past year affecting our daily lives, careers, finances, health, and families. In view of this, I appreciate you taking the time to consider my request for your support once again.

My goal as a Class B-2 Director is to:

•	Monitor regulation and participate in continuing to grow strong and educated relationships with governing bodies

•	Maintain competitive clearing fees and costs in a demanding global marketplace

•	Continue the important work of ensuring the appropriate and seamless transition from LIBOR to SOFR as a benchmark for global short-term interest rates

•	Strengthen and continue to build my relationships with the CME Group Board and Management Team members

My qualifications and experience that make me YOUR best candidate:

•	CME Group Board member elected 2020 offering input from the B-2 shareholder perspective

•	CME Group Risk Committee member appointed 2020 providing oversight of CME Group risk management practices and compliance/ethics programs

•	Full-time Floor broker since 1985 interacting with firms, traders, customers, and other brokers daily

•	Current Political Action Committee member and Class B Nominating Committee and Floor Practices and other committees over the years

The proxy materials, including the 16-digit control number required to cast your vote, will be sent out mid-March via email (if you registered to vote electronically) or regular mail. The voting deadline and annual shareholder meeting will be held virtually on Wednesday, May 5th, 2021 at www.virtualshareholdermeeting.com/CME2021.

I am grateful by the support I received this past year and will continue to be an advocate to bring forward your perspectives. It has been my pleasure to connect with many of you over the last year and as always, I am accessible and available any time to listen and promptly respond to your questions and concerns. Vote for Pat Maloney - because we share a collective interest, and your voice deserves to be heard!

Patrick W. Maloney

Cellular +1-630-204-5978

Pmaloney1116@gmail.com

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CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 5, 2021. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

JACK NEWHOUSE

CME Group 2021 Board of Directors Class B-2 Director Candidate

cell: 847.977.7755

email: jdntrd@aol.com

Dear CME IMM B-2 Members:

My name is Jack Newhouse. Thank you for considering me to be a Class B-2 Director on the CME Group Board of Directors.

My career began in 1995 as a runner for Tom Arundel (ARUN) in the Eurodollar pit. From there, I gained experience in a number of different roles both on and off the trading floor. I began trading futures in 2003 and currently serve as a Partner at Gator Trading. Gator is a proprietary trading firm that participates in all major markets at CME. These opportunities and experiences have allowed me to appreciate the history and heritage of the trading floor, while actively participating in the ever growing and evolving electronic markets.

I am currently a board member of CME Group’s Political Action Committee (CME PAC) where I work on pressing issues both in Washington and Springfield. Important policy areas of focus that could threaten our position as a global financial leader include the introduction of a Financial Transaction Tax, the repeal of 60/40, and burdensome regulation. Years of serving on the CME PAC Board have prepared me to help educate and represent your interests in these and other crucial policies.

Over the past year, the financial marketplace has changed dramatically. A crypto boom, the rise of retail traders, and the explosion of sports gambling have dominated the financial headlines. Coinbase, Robinhood, and DraftKings didn’t exist 10 years ago; as of this writing, these companies have a combined market cap of $175 billion. I have been watching Fintech closely, investing in the seed round at Robinhood, making a small investment in Coinbase’s A round, and owning DraftKings since its IPO. It’s important for CME Group to continue its strong innovative spirit in an ever-changing and evolving marketplace. We need to be aware of potential growth opportunities as well as possible threats these and other dynamic firms represent to our business going forward.

My yellow clerk coat still hangs in my closet at home. I keep it close to remind me that nothing is given in this business; working hard, communicating clearly but firmly, and understanding you are part of a team leads to success. If elected, these are the attributes I will bring to the CME Group Board.

Thank you again for your consideration.

Sincerely,

Jack Newhouse

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CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 5, 2021. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

Elizabeth A. Cook

CME Group 2021 Board of Directors Class B-3 Director Candidate

CME Group Board Member since 2015

(312) 982-6631

Long-Time Active Trader, Skilled Leader Bringing

Diversity and a Fresh Perspective

Dear Friends, Fellow IOM Members and Class B-3 Shareholders,

My first hope is this letter finds you and your family well, safe and healthy as the global pandemic seems to be winding down.

CME Group will soon distribute materials relating to the 2021 annual meeting of shareholders. These materials will include instructions for viewing the proxy materials and voting online in the Class B director elections. In addition, you will find your 16-digit control number required to vote.

This past year was unprecedented for CME Group. The global pandemic and political uncertainty created an environment of increased market volatility. With that CME Group reached an ADV of 19.1 mil contracts with Equity Index futures and options recording a record ADV of 5.6 mil contract up 63% over 2019, in addition our Bitcoin futures and options ADV grew 117% YOY.

I will continue to focus on the board areas where I have made my greatest contributions:

•	Promoting new product development such as the SOFR and Crypto currency line of products.

•	Keeping a trained and watchful eye on exchange fees and costs to stay competitive in the global marketplace.

•	Overseeing CME Group’s financial reporting and disclosures as a member of the Board’s Audit Committee.

I have been an equity owner since 1983 and one of the female members of CME Group. Since 1985, in my role as a member of numerous committees, I have added value and had an impact on the improvement of CME Group’s operating environment. In addition to the Compensation Committee of the Board, I currently serve on the Arbitration (Co-Chair), Floor Conduct (Co-Chair), Business Conduct, CME PAC, Membership and Gratuity Fund committees.

I proudly commit myself to the financial industry and the support of the overall community. In addition to my trading and service on the CME Group Board, I serve on the Boards of Directors for Women in Listed Derivatives and Associated Colleges of Illinois. The National Association of Corporate Directors recognized me as a Governance Fellow. The Navy Seal Foundation and The ALS Association Greater Chicago Chapter chose me to represent them as their Ambassador.

I continue my long time volunteer role with Honor Flight Chicago and am an active member of BENS, Business Executives for National Security.

Please feel free to contact me with questions or to discuss issues.

I thank you for considering supporting me and would welcome the honor to serve you again as your Class B-3 Director.

Sincerely,

Elizabeth A. Cook

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CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 5, 2021. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

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